UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011 (February 2, 2011)

UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2011, the Board of Directors (the “Board”) of Unilife Corporation (“Unilife”, “we”, “us” or “our”) appointed Ramin Mojdehbakhsh, Ph.D. (“Dr. Mojdeh”), age 49, to serve as our Executive Vice President and Chief Operating Officer, effective February 7, 2011.

The terms of Dr. Mojdeh’s employment are set forth in the Employment Agreement entered into between Unilife and Dr. Mojdeh (the “Employment Agreement”), a copy of which is attached as an exhibit to this Current Report. The Employment Agreement has an initial term until January 31, 2014 and will automatically renew for successive one-year terms unless either party gives the other party 30 days written notice in advance of the relevant expiration date of the intention not to renew the agreement. Under the Employment Agreement, Dr. Mojdeh receives a starting annualized base salary of US$330,000, subject to annual review by the Compensation Committee of the Board; is eligible to participate in Unilife’s incentive bonus plan in amounts and percentages as determined by the Board and Chief Executive Officer of Unilife, with a target cash bonus for calendar year 2011 of 50% of his annual base salary, prorated based on the number of days employed with us during 2011, and a target cash bonus for calendar years 2012 and 2013 of a minimum of 50% of his annual base salary; and is also eligible to participate in Unilife’s benefits programs (including equity incentive plans) as they may change from time to time. During the initial term of the Employment Agreement, Unilife will provide Dr. Mojdeh with or reimburse him for the reasonable cost, up to US$2,500 per month, of local housing in a three-bedroom apartment or townhouse for him and his family; provided, however, in the event that Dr. Mojdeh wishes to relocate his family to Pennsylvania, Unilife will, in lieu of the aforesaid local housing allowance, pay him reasonable relocation expenses including reimbursement of reasonable expenses associated with two house-hunting trips by Dr. Mojdeh and his spouse.

Under the Employment Agreement, if we terminate Dr. Mojdeh’s employment without cause or elect not to renew the Employment Agreement, Dr. Mojdeh may receive, depending on the circumstances of his termination, some or all of the following severance benefits: (i) payment of twelve or eighteen months of his annual salary, paid in installments, (ii) payment for the cost of his COBRA health care continuation coverage for twelve or eighteen months (provided that he is eligible for and timely elects to receive such coverage), (iii) a lump sum payment of an amount equal to the bonus, if any, earned by and paid to him for the prior completed fiscal year, and (iv) immediate vesting of all of his outstanding options and other stock-based awards. As a condition to receiving severance benefits from us, Dr. Mojdeh will be required to execute a general release of claims against Unilife and Unilife has agreed to provide a similar release of claims against Dr. Mojdeh. Dr. Mojdeh also agrees to certain confidentiality and noncompetition covenants during and following his employment.

The Compensation Committee of the Board approved a grant to Dr. Mojdeh, effective February 7, 2011 (the “Grant Date”), of 120,000 restricted shares of common stock of Unilife under the Unilife Corporation 2009 Stock Incentive Plan. The restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 20,000 restricted shares will vest on the third trading day after the Company’s release of earnings for the fiscal quarter which includes the first anniversary of the Grant Date; 20,000 restricted shares will vest on the third trading day after the Company’s release of earnings for the fiscal quarter which includes the second anniversary of the Grant Date; 40,000 restricted shares will vest on the third trading day after the Company’s release of earnings for the fiscal quarter which includes the third anniversary of the Grant Date; 20,000 restricted shares will vest upon signing of a first new supply agreement for the Unifill syringe with a pharmaceutical company other than sanofi-aventis or its affiliates, and 20,000 restricted shares will vest upon signing of a second new supply agreement for the Unifill syringe with a pharmaceutical company other than sanofi-aventis or its affiliates. The restricted shares will also vest upon a change in control of Unilife, or upon Dr. Mojdeh’s death or termination of employment due to total disability.

The Compensation Committee of the Board also approved a grant to Dr. Mojdeh, effective on the Grant Date, of options to purchase 300,000 shares of common stock of Unilife under the Unilife Corporation 2009 Stock Incentive Plan. The options will be exercisable at US$4.85 per share (the closing price of the common stock of Unilife on the Grant Date) for a period of ten years from the Grant Date, and will vest in eight equal tranches upon Dr. Mojdeh meeting substantial operational and product milestones to enhance shareholder value to be determined by the Compensation Committee of the Board. The options will also vest upon a change in control of Unilife, or upon Dr. Mojdeh’s death or termination of employment due to total disability.

From 2008 to 2010, Dr. Mojdeh served as Vice President and General Manager of BD Medical, Pharmaceutical Systems, North America of Becton Dickinson (BD) and Company, a New York Stock Exchange-listed company and a supplier of medical devices, including prefilled syringes. From 2002 to 2008, Dr. Mojdeh served as the Worldwide Vice President of Research and Development for BD Medical. Prior to his work with BD, Dr. Mojdeh held the position of Business Director, Invasive Cardiology at GE Healthcare in 2002 and spent 10 years with Guidant Corporation, where he held several management positions including Business Director, Advanced Patient Management from 1999 to 2002 and Business Director, Advanced Patient Monitoring System from 1996 to 1999. Dr. Mojdeh received his Ph.D. in Computer Science from the University of Minnesota and his MBA from Kellogg Graduate School of Management.

There are no family relationships between Dr. Mojdeh and any director or executive officer of Unilife, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release announcing the appointment of Dr. Mojdeh is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Employment Agreement between Unilife Corporation and Ramin Mojdehbakhsh, Ph.D.

99.1 Press release dated February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: February 7, 2011	By:	/s/ Alan Shortall

Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT

NUMBER	DESCRIPTION

10.1	Employment Agreement between Unilife Corporation and Ramin Mojdehbakhsh, Ph.D.
99.1	Press release dated February 3, 2011.